BY-LAWS FOR THE REGULATION
                     EXCEPT AS OTHERWISE PROVIDED BY STATUTE
                       OR ITS ARTICLES OF INCORPORATION OF
                            THE PATTERSON GROUP, INC.

                                  * * * * * * *

                                   ARTICLE I.

                                     Offices

         Section 1. PRINCIPAL  OFFICE.  The principal office for the transaction of the  business  of the  corporation  is hereby  fixed and  located  at 50 West

Liberty  Street,  Suite 880,  Reno,  Nevada  89501,  being the offices of Nevada

Agency and Trust  Company.  The Board of Directors is hereby  granted full power and  authority to change said  principal  office from one location to another in the State of Nevada.

         Section 2. OTHER OFFICES. Branch or subordinate offices may at any time be  established  by the Board of  Directors  at any  place or  places  where the corporation is qualified to do business.

                                   ARTICLE II.

                            Meetings of Shareholders

         Section 1. MEETING PLACE.  All annual meetings of shareholders  and all other meetings of shareholders  shall be held either at the principal  office or at any other place within or without the State of Nevada which may be designated either by the Board of Directors,  pursuant to authority  hereinafter granted to said  Board,  or by the  written  consent of all  shareholders  entitled to vote thereat,  given either  before or after the meeting and filed with the Secretary of the corporation.


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         Section 2. ANNUAL MEETINGS.  The annual meetings of shareholders  shall be held on the fourth  Wednesday  of May each year,  at the hour of 2:00 o'clock

p.m. of said day, commencing with the year 1995, provided,  however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the  same  time and  place on the next day  thereafter  ensuing which is not a legal holiday.

         Written notice of each annual meeting signed by the President or a Vice

President,  or the Secretary, or an Assistant Secretary, or by such other person or persons as the directors shall designate,  shall be given to each shareholder entitled to vote thereat, either personally or by mail or other means of written communication,  charges  prepaid,  addressed to such  shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to  have  been  given  to  him,  if sent by  mail  or  other  means  of  written communication  addressed  to  the  place  where  the  principal  office  of  the corporation  is situated,  or if  published  at least once in some  newspaper of general  circulation  in the county in which said  office is  located.  All such notices  shall be sent to each  shareholder  entitled  thereto not less than ten

(10) nor more than sixty (60) days before each annual meeting, and shall specify the  place,  the day and the hour of such  meeting,  and  shall  also  state the purpose or purposes for which the meeting is called.


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         Section 3. SPECIAL MEETINGS. Special meetings of the shareholders,  for any purpose or purposes  whatsoever,  may be called at any time by the President or by the Board of Directors,  or by one or more  shareholders  holding not less than 10% of the voting power of the  corporation.  Except in special cases where other  express  provision is made by statute,  notice of such  special  meetings shall be given  in the same  manner  as for  annual  meetings  of  shareholders.

Notices of any special  meeting shall specify in addition to the place,  day and hour of such meeting, the purpose or purposes for which the meeting is called.

         Section 4. ADJOURNED  MEETINGS AND NOTICE  THEREOF.  Any  shareholders'

meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares,  the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting.

         When any shareholders' meeting,  either annual or special, is adjourned for thirty (30) days or more,  notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an  adjournment  or of the business to be transacted at an adjourned  meeting,  other  than by  announcement  at the  meeting at which such adjournment is taken.


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         Section 5. ENTRY OF NOTICE.  Whenever any shareholder  entitled to vote has been absent from any meeting of shareholders,  whether annual or special, an entry in the  minutes to the  effect  that  notice has been duly given  shall be conclusive  and  incontrovertible  evidence  that due notice of such meeting was given  to  such  shareholders,  as  required  by  law  and  the  By-laws  of the corporation.

         Section 6. VOTING.  At all annual and special  meetings of stockholders entitled to vote thereat,  every holder of stock issued to a bona fide purchaser of the same, represented by the holders thereof, either in person or by proxy in writing, shall have one (1) vote for each share of stock so held and represented at such meetings,  unless the Articles of Incorporation of the corporation shall otherwise  provide,  in which  event the voting  rights,  powers and  privileges prescribed  in the said  Articles of  Incorporation  shall  prevail.  Voting for directors and, upon demand of any stockholder,  upon any question at any meeting shall be by ballot.

         Section 7. QUORUM. The presence in person or by proxy of the holders of a majority  of the shares  entitled to vote at any meeting  shall  constitute  a quorum for the  transaction  of  business.  The  shareholders  present at a duly called or held  meeting at which a quorum is present may continue to do business until  adjournment,  notwithstanding  the withdrawal of enough  shareholders  to leave less than a quorum.


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         Section 8. CONSENT OF  ABSENTEES.  The  transactions  of any meeting of shareholders,  either annual or special, however called and noticed, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be present,  either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy,  sign a written Waiver of Notice,  or a consent to the holding of such meeting,  or an approval of the minutes thereof.  All such waivers,  consents or approvals  shall  be  filed  with the  corporate  records  or made a part of the minutes of this meeting.

         Section 9. PROXIES.  Every person entitled to vote or execute  consents shall  have the  right  to do so  either  in  person  or by an  agent or  agents authorized  by a written  proxy  executed by such person or his duly  authorized agent and filed with the  Secretary of the  corporation;  provided  that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution,  unless the shareholder executing it specifies therein the length of time for which such  proxy is to  continue  in force,  which in no case shall exceed seven (7) years from the date of its execution.

                                  ARTICLE III.
                        Directors and Directors' Meetings

         Section  1.  POWERS.  Subject to the  limitations  of the  Articles  of

Incorporation or the By-laws,  and the provisions of the Nevada Revised Statutes as to action to be  authorized or approved by the  shareholders,  and subject to the duties of directors as prescribed by the By-laws, all corporate powers shall be exercised by or under the  authority  of, and the business and affairs of the corporation shall be controlled by the Board of Directors.  Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers, to wit:


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         First - To  select  and  remove  all the  other  officers,  agents  and employees of the  corporation,  prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the By-laws,

fix their compensation and require from them security for faithful service.

         Second - To conduct, manage and control the affairs and business of the corporation,  and to make such rules and regulations  therefor not  inconsistent with law, with the Articles of  Incorporation  or the By-laws,  as they may deem best.

         Third - To change  the  principal  office  for the  transaction  of the business of the corporation  from one location to another within the same county as provided in Article I, Section 1 hereof;  to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of

Nevada,  as  provided in Article I,  Section 2 hereof;  to  designate  any place within or  without  the State of Nevada  for the  holding  of any  shareholders'

meeting  or  meetings;  and to  adopt,  make and use a  corporate  seal,  and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such  certificates  from time to time, as in their judgment they may deem best,  provided such seal and such  certificates  shall at all times comply with the provisions of law.


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

         Fourth  -  To  authorize  the  issuance  of  shares  of  stock  of  the

corporation  from  time  to  time,  upon  such  terms  as  may  be  lawful,   in

consideration of money paid, labor done or services actually rendered,  debts or securities  cancelled,  or tangible or intangible property actually received, or in the case of shares issued as a dividend,  against  amounts  transferred  from surplus to stated capital.

         Fifth - To borrow money and incur  indebtedness for the purposes of the corporation,  and  to  cause  to be  executed  and  delivered  therefor,  in the corporate name, promissory notes, bonds, debentures,  deeds of trust, mortgages,

pledges, hypothecations or other evidences of debt and securities therefor.

         Sixth - To appoint an executive  committee and other  committees and to delegate to the executive committee any of the powers and authority of the Board in management of the business and affairs of the  corporation,  except the power to  declare  dividends  and to adopt,  amend or repeal  By-laws.  The  executive committee shall be composed of one or more Directors.


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

         Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall be not less than Three (3) .

         Section 3. ELECTION AND TERM OF OFFICE.  The Directors shall be elected at each annual  meeting of  shareholders,  but if any such annual meeting is not held or the Directors are not elected  thereat,  the Directors may be elected at any special meeting of shareholders. All Directors shall hold office until their respective successors are elected.

         Section 4. VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the  remaining  Directors,  though less than a quorum,  or by a sole  remaining  Director,  and each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

         A vacancy or  vacancies  in the Board of  Directors  shall be deemed to exist in case of the death,  resignation  or removal of any Director,  or if the authorized number of Directors be increased,  or if the shareholders fail at any annual or special  meeting of  shareholders,  at which any Director of Directors are elected, to elect the full authorized number of Directors to be voted for at that meeting.


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         The  shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors.  If the Board of Directors accepts the resignation of a Director  tendered to take effect at a future time,

the Board,  or the  shareholders,  shall have the power to elect a successor  to take office when the resignation is to become effective.

         No  reduction  of the  authorized  number of  Directors  shall have the effect of removing any Director prior to the expiration of his term of office.

         Section 5. PLACE OF MEETING. Regular meetings of the Board of Directors shall be held at any place within or without the state which has been designated from  time to time by  resolution  of the  Board or by  written  consent  of all members of the Board. In the absence of such designation, regular meetings shall be held at the  principal  office of the  corporation.  Special  meetings of the

Board may be held either at a place so designated, or at the principal office.

         Section 6. ORGANIZATIONAL  MEETING.  Immediately  following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of  organization,  election of officers and the transaction of other business. Notice of such meeting is hereby dispensed with.

         Section 7. OTHER REGULAR MEETINGS.  Other regular meetings of the Board of Directors shall be held without call on the fourth Wednesday of each month at the hour of 3:00 o'clock p.m.

of said day; provided,  however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day  thereafter  ensuing which is not a legal holiday.  Notice of all such regular  meetings of the Board of Directors is hereby dispensed with.


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

         Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President, or, if absent or unable or  refuses  to act,  by any Vice  President  or by any two (2)

Directors.

         Written  notice  of the time and  place of  special  meetings  shall be delivered personally to the Directors or sent to each Director by mail, or other form of written communication,  charges prepaid, addressed to him at his address as it is shown  upon the  records of the  corporation,  or if it is not shown on such records or is not readily ascertainable,  at the place in which meetings of the Directors are regularly  held. In case such notice is mailed or telegraphed,

it shall be deposited  in the United  States mail or other  appropriate  mail or facsimile facility,  or delivered to the telegraph company in the place in which the principal  office of the  corporation is located at least  forty-eight  (48)

hours  prior to the time of the holding of the  meeting.  In case such notice is delivered as above provided,  it shall be so delivered at least twenty-four (24)

hours prior to the time of the holding of the  meeting.  Such  mailing,  faxing,

telegraphing  or delivery as above  provided  shall be due,  legal and  personal notice to such Director.


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         Section  9.  NOTICE  OF  ADJOURNMENT.  Notice  of the time and place of holding an adjourned meeting need not be given to absent Directors,  if the time and place be fixed at the meeting adjourned.

         Section 10. ENTRY OF NOTICE. Whenever any Director has been absent from any special  meeting of the Board of  Directors,  an entry in the minutes to the effect that notice has bene duly given shall be conclusive and  incontrovertible evidence that due notice of such special meeting was given to such Director,  as required by law and the By-laws of the corporation.

         Section 11. WAIVER OF NOTICE.  The  transactions  of any meeting of the

Board of Directors,  however  called and noticed or wherever  held,  shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be  present,  and if,  either  before or after the  meeting,  each of the

Directors  not present  sign a written  Waiver of Notice or a Consent to holding such meeting, or an approval of the minutes thereof. All such waivers,  consents or  approvals  shall be filed with the  corporate  records or made a part of the minutes of the meeting.

         Section 12. QUORUM.  A majority of the  authorized  number of Directors shall be  necessary  to  constitute  a quorum for the  transaction  of business,

except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors  present at a meeting duly held at which a quorum is present,  shall  be  regarded  as the act of the  Board of  Directors,  unless a greater number be required by law or by the Articles of Incorporation.


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         Section  13.  ADJOURNMENT.  A quorum of the  Directors  may adjourn any

Directors'  meeting to meet again at a stated day and hour;  provided,  however,

that in the  absence of a quorum,  a majority  of the  Directors  present at any

Directors'  meeting,  either  regular or special,  may adjourn from time to time until the time fixed for the next regular meeting of the Board.

         Section  14.  FEES AND  COMPENSATION.  Directors  shall not receive any stated salary for their services as Directors, but by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting.  Nothing  herein  contained  shall be construed to preclude any

Director  from  serving  the  corporation  in any other  capacity as an officer,

agent, employee or otherwise, and receiving compensation therefor.

                                   ARTICLE IV

                                    Officers

         Section  1.  OFFICERS.  The  officers  of the  corporation  shall  be a

President,  a Vice-President,  a Secretary and a Treasurer.  The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board,

one or more Vice  Presidents,  one or more  Assistant  Secretaries,  one or more

Assistant Treasurers,  and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Officers, other than President and Chairman of the Board, need not be Directors. Any person may hold two (2) or more offices.


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         Section 2.  ELECTION.  The  officers  of the  corporation,  except such officers as may be appointed in accordance  with the  provisions of Section 3 or

Section 5 of this Article,  shall be chosen  annually by the Board of Directors,

and each  shall  hold his  office  until he shall  resign or shall be removed or otherwise  disqualified  to  serve,  or his  successor  shall be  qualified  and elected.

         Section  3.  SUBORDINATE  OFFICERS,  ETC.  The Board of  Directors  may

appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period,  have such authority and perform such duties as are provided in the By-laws or as the Board of Directors may from time to time determine.

         Section 4. REMOVAL AND RESIGNATION.  Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office,  at any regular or special meeting of the Board.

         Any  officer  may  resign at any time by giving  written  notice to the

Board of Directors or to the President,  or to the Secretary of the corporation.

Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein,

the acceptance of such resignation shall not be necessary to make it effective.


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         Section  5.  VACANCIES.  A  vacancy  in any  office  because  of death,

resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-laws for regular appointments to such office.

         Section 6. CHAIRMAN OF THE BOARD.  The Chairman of the Board,  if there shall be such an  officer,  shall,  if present,  preside at all  meetings of the

Board of Directors, and exercise and perform such other powers and duties as may be from time to time  assigned to him by the Board of Directors or prescribed by the Bylaws.

         Section 7. PRESIDENT.  Subject to such supervisory  powers,  if any, as may be given  by the  Board of  Directors  to the  Chairman  of the  Board,  the

President  shall be the Chief  Executive  Officer of the  corporation and shall,

subject to the  control of the Board of  Directors,  have  general  supervision,

direction and control of the business and officers of the corporation.  He shall preside at all meetings of the  shareholders  and in the absence of the Chairman of the Board, at all meetings of the Board of Directors.  He shall be ex-officio a member of all the standing committees,  including the executive committee,  if any, and shall have the general  powers and duties of management  usually vested in the office of  President of a  corporation,  and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-laws.


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         Section  8.  VICE  PRESIDENT.  In  the  absence  or  disability  of the

President, the Vice Presidents,  in order of their rank as fixed by the Board of

Directors,  or if not  ranked,  the Vice  President  designated  by the Board of

Directors,  shall  perform  all the duties of the  President  and when so acting shall have all the powers of, and be subject to, all the  restrictions  upon the

President.  The Vice  Presidents  shall have such other  powers and perform such other duties as from time to time may be prescribed for them respectively by the

Board of Directors or the By-laws.

         Section 9. SECRETARY.  The Secretary shall keep, or cause to be kept, a book of minutes  at the  principal  office or such  other  place as the Board of

Directors  may order,  of all meetings of Directors and  shareholders,  with the time and place of  holding,  whether  regular or special,  and if  special,  how authorized,  the notice thereof given,  the names of those present at Directors'

meetings,  the number of shares present or represented at shareholders' meetings and the proceedings thereof.

         The Secretary shall keep or cause to be kept, at the principal  office,

a share  register,  or a  duplicate  share  register,  showing  the names of the shareholders and their addresses; the number and classes of shares held by each;

the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The  Secretary  shall  give,  or cause to be  given,  notice of all the meetings  of the  shareholders  and of the Board of  Directors  required  by the

By-laws  or by law to be given,  and shall keep the seal of the  corporation  in safe custody,  and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-laws.


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         Section 10. TREASURER.  The Treasurer shall keep and maintain, or cause to be kept and maintained,  adequate and correct  accounts of the properties and business  transactions  of the  corporation,  including  accounts of its assets,

liabilities,  receipts,  disbursements,  gains,  losses,  capital,  surplus  and shares.  Any surplus,  including  earned  surplus,  paid-in  surplus and surplus arising from a reduction of stated  capital,  shall be  classified  according to source and shown in a separate account.  The books of account shall at all times be open to inspection by any Director.

         The Treasurer  shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be  ordered  by the  Board of  Directors,  shall  render  to the  President  and

Directors, whenever they request it, an account of all transactions as Treasurer and of the  financial  condition of the  corporation,  and shall have such other powers  and  perform  such  other  duties as may be  prescribed  by the Board of

Directors or the By-laws.


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                                   ARTICLE V.

                                  Miscellaneous

         Section  1.  RECORD  DATE AND  CLOSING  OF STOCK  BOOKS.  The  Board of

Directors  may fix a time,  in the  future,  not  exceeding  fifteen  (15)  days preceding the date of any meeting of shareholders, and not exceeding thirty (30)

days  preceding the date fixed for the payment of any dividend or  distribution,

or for the allotment of rights,  or when any change or conversion or exchange of shares  shall go into  effect,  as a record  date for the  determination  of the shareholders  entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or  distribution,  or any such allotment of rights,

or to exercise the rights in respect to any such change,  conversion or exchange of shares,  and in such case,  only  shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings,  or to receive such dividend,  distribution or allotment of rights,  or to exercise such rights,  as the case may be,  notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole,

or any part of any such period.

         Section 2.  INSPECTION  OF  CORPORATE  RECORDS.  The share  register or duplicate share register, the books of account and minutes of proceedings of the shareholders  and Directors  shall be open to inspection upon the written demand of  any  shareholder  or  the  holder  of a  voting  trust  certificate,  at any reasonable  time, and for the purpose  reasonably  related to his interests as a shareholder,  or as the  holder  of a voting  trust  certificate,  and  shall be exhibited  at any time when  required by the demand of ten percent  (10%) of the shares represented at any shareholders'  meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts.

Demand of  inspection  other than at a  shareholders'  meeting  shall be made in writing upon the President, Secretary or Assistant Secretary of the corporation.


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         Section 3. CHECKS,  DRAFTS, ETC. All checks, drafts or other orders for payment of money,  notes or other evidences of indebtedness,  issued in the name of or payable to the corporation,  shall be signed or endorsed by such person or persons  and in such  manner  as,  from  time to time,  shall be  determined  by resolution of the Board of Directors.

         Section 4. ANNUAL  REPORT.  The Board of Directors  of the  corporation shall cause to be sent to the  shareholders  not later than one  hundred  twenty

(120) days after the close of the fiscal or calendar year an annual report.

         Section 5.  CONTRACTS,  ETC.,  HOW  EXECUTED.  The Board of  Directors,

except as in the  By-laws  otherwise  provided,  may  authorize  any  officer or officers,  agent or agents, to enter into any contract, deed or lease or execute any  instrument  in the  name of and on  behalf  of the  corporation,  and  such authority  may be general  or  confined  to  specific  instances;  and unless so authorized by the Board of Directors,  no officer,  agent or employee shall have any power or authority to bind the  corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.


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         Section 6.  CERTIFICATES  OF STOCK. A certificate or  certificates  for shares  of the  capital  stock  of the  corporation  shall  be  issued  to  each shareholder when any such shares are fully paid up. All such certificates  shall be signed by the President or a Vice President and the Secretary or an Assistant

Secretary,  or be  authenticated by facsimiles of the signature of the President and  Secretary  or by a facsimile  of the  signature  of the  President  and the written signature of the Secretary or an Assistant Secretary.  Every certificate authenticated  by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk.

         Certificates  for shares may be issued prior to full payment under such restrictions  and for such purposes as the Board of Directors or the By-laws may provide;  provided,  however,  that any such certificate so issued prior to full payment  shall  state the  amount  remaining  unpaid  and the  terms of  payment thereof.

         Section  7.  REPRESENTATIONS  OF  SHARES  OF  OTHER  CORPORATIONS.  The

President or any Vice President and the Secretary or Assistant Secretary of this corporation  are  authorized  to vote,  represent and exercise on behalf of this corporation all rights  incident to any and all shares of any other  corporation or corporations  standing in the name of this corporation.  The authority herein granted to said officers to vote or represent on behalf of this  corporation  or corporations may be exercised either by such officers in person or by any person authorized  so to do by  proxy  or  power  of  attorney  duly  executed  by said officers.


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

         Section 8.  INSPECTION OF BY-LAWS.  The  corporation  shall keep in its principal  office for the  transaction of business the original or a copy of the

By-laws,  as amended or otherwise  altered to date,  certified by the Secretary,

which shall be open to inspection by the  shareholders  at all reasonable  times during office hours.

                                   ARTICLE VI.

                                   Amendments

         Section 1. POWER OF  SHAREHOLDERS.  New By-laws may be adopted or these

By-laws  may be amended or  repealed  by the vote of  shareholders  entitled  to exercise a majority  of the voting  power of the  corporation  or by the written assent of such shareholders.

         Section 2. POWER OF DIRECTORS. Subject to the right of the shareholders as provided in Section 1 of this Article VI to adopt,  amend or repeal  By-laws,

By-laws other than a By-law or amendment  thereof changing the authorized number of Directors may be adopted, amended or repealed by the Board of Directors.

         Section 3. ACTION BY DIRECTORS THROUGH CONSENT IN LIEU OF MEETING.  Any

action  required or permitted to be taken at a meeting of the Board of Directors or of any  committee  thereof,  may be taken  without  a  meeting,  if a written consent  thereto is signed by all the members of the Board or of such committee.

Such written consent shall be filed with the minutes of proceedings of the Board or committee.

                                                /s/ Kathleen A. Patterson
                                                --------------------------------
                                                    Secretary


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